UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2018

TPG PACE ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(address of principal executive offices)

(zip code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreements

On March 20, 2018, TPG Pace Energy Holdings Corp., a Delaware corporation (the “Company”), entered into the following agreements:

•	a Contribution and Merger Agreement (the “Eagle Ford Contribution Agreement”) by and among the Company, TPG Pace Energy Parent LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Pace LLC”), EnerVest Energy Institutional Fund XIV-A, L.P., a Delaware limited partnership (“EV XIV-A”), EnerVest Energy Institutional Fund XIV-WIC, L.P., a Delaware limited partnership (“EV XIV-WIC”), EnerVest Energy Institutional Fund XIV-2A, L.P., a Delaware limited partnership (“EV XIV-2A”), EnerVest Energy Institutional Fund XIV-3A, L.P., a Delaware limited partnership (“EV XIV-3A”), and EnerVest Energy Institutional Fund XIV-C, L.P., a Delaware limited partnership (“EV XIV-C” and, together with EV XIV-A, EV XIV-WIC, EV XIV-2A and EV XIV-3A, the “Eagle Ford Contributors”, and each an “Eagle Ford Contributor”), pursuant to which the Company will acquire all of the Eagle Ford Contributors’ collective rights, title and interest in certain oil and natural gas assets located primarily in the Karnes County portion of the Eagle Ford Shale in South Texas (the “Eagle Ford Assets”);

•	a Purchase and Sale Agreement (the “Austin Chalk Purchase Agreement”) by and among the Pace LLC, EnerVest Energy Institutional Fund XI-A, L.P., a Delaware limited partnership (“EV XI-A”), EnerVest Energy Institutional Fund XI-WI, L.P., a Delaware limited partnership (“EV XI-WI”), EnerVest Holding, L.P., a Texas limited partnership (“EV Holding”) and EnerVest Wachovia Co-Investment Partnership, L.P., a Delaware limited partnership (“EV Co-Invest” and, together with EV XI-A, EV XI-WI and EV Holding, the “Austin Chalk Sellers”), pursuant to which the Company will acquire all of the Austin Chalk Sellers’ collective rights, title and interest in certain oil and natural gas assets located in the Giddings Field of the Austin Chalk (the “Austin Chalk Assets”); and

•	a Membership Interest Purchase Agreement (the “Ironwood MIPA” and, together with the Eagle Ford Contribution Agreement and the Austin Chalk Purchase Agreement, the “Business Combination Agreements” and the transactions contemplated thereby, the “business combination”) by and among Pace LLC, EV XIV-A, EV XIV-WIC and EV XIV-C (collectively, the “Ironwood Sellers” and, together with the Eagle Ford Contributors and the Austin Chalk Sellers, the “Sellers”), pursuant to which the Company will acquire approximately 35% of the membership interests (the “Ironwood Interests” and together with the Eagle Ford Assets and the Austin Chalk Assets, the “Acquired Assets”) in Ironwood Eagle Ford Midstream, LLC, a Texas limited liability company (“Ironwood”), an Eagle Ford gathering system.

Pursuant to the Business Combination Agreements, the Company will contribute cash, shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and, if the Eagle Ford Contributors make certain elections pursuant to the Eagle Ford Contribution Agreement as described therein, shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock” and, together with the Class B Common Stock, the “Stock”), to Pace LLC in exchange for units representing membership interests in Pace LLC (the “Pace Units”). Following the closing of the business combination (the “Closing”), the Company will control Pace LLC as the sole managing member.

Pursuant to the Business Combination Agreements, at the Closing, the Sellers will receive aggregate consideration of approximately $2.42 billion, consisting of not less than approximately $950 million in cash and the remainder to be paid in Stock (based on a $10.00 per share price), subject to customary purchase price adjustments as further described in the Business Combination Agreements (including the reimbursement by the Company to the Eagle Ford Contributors of costs associated with a recent acquisition of assets that will be included in the Eagle Ford Assets). The Company may, in its sole discretion, elect to increase the cash consideration payable to the Eagle Ford Contributors (and thereby reducing the equity consideration). The Eagle Ford Contributors may elect to receive shares of Class A Common Stock and/or Class B Common Stock, and in the event that the Eagle Ford Contributors elect to receive shares of Class B Common Stock, they will also receive an equal number of Pace Units.

For a period following the Closing until December 31, 2021, the Eagle Ford Contributors will be entitled to receive an aggregate of up to 13,000,000 additional shares of Stock in earn-out consideration based on certain EBITDA and free cash flow or stock price thresholds (the “Eagle Ford Earnout”).

For a period of five years following the Closing, the Austin Chalk Sellers will be entitled to receive an aggregate of up to $47 million in cash earn-out payments based on certain net revenue thresholds.

Representations, Warranties and Covenants

Each of the Business Combination Agreements contains customary representations and warranties by the parties thereto, as more particularly set forth in the applicable Business Combination Agreement.

Each of the Business Combination Agreements also contains customary pre-closing covenants of the parties, including the obligation of the Sellers to own and (where applicable) operate their respective assets in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of the Company and/or Pace LLC. Additionally, the Sellers have agreed not to directly or indirectly solicit, negotiate or enter into any agreement with any other person relating to an acquisition of any of the applicable Acquired Assets. Similarly, the Company has agreed not to solicit, negotiate or enter into any agreement with respect to any acquisition of assets with a purchase price in excess of $200 million or an acquisition of all or substantially all of the assets or equity securities of the Company, in each case without the Eagle Ford Contributors’ prior written consent.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreements, the obligations of the applicable parties to consummate the business combination are subject to a number of customary conditions, including, among others, as applicable, the following: (i) the absence of specified adverse laws or orders, (ii) if applicable, the expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the applicable Business Combination Agreement, (iv) material compliance by the other parties with their respective covenants, (v) the approval for listing on the NYSE of the shares of Class A Common Stock issuable to the Eagle Ford Contributors pursuant to the Eagle Ford Contribution Agreement, (vi) the approval of the business combination and certain changes to the certificate of incorporation of the Company (as further described in the Eagle Ford Contribution Agreement) by the Company’s stockholders, (vii) the Company having at least $610 million of Available Cash (as defined in the Eagle Ford Contribution Agreement) and (viii) the aggregate value of adjustments to the purchase price attributable to title defects, environmental defects, un-obtained consents to assignment, exercise of preferential purchase rights, and casualty losses not exceeding an amount equal to 20% of the applicable purchase price. The obligations of the Company and Pace LLC (but not the Eagle Ford Contributors) to consummate the transactions contemplated by the Eagle Ford Contribution Agreement are conditioned upon the closing of the transactions contemplated by the Austin Chalk Purchase Agreement. The obligations of Pace LLC (but not the Austin Chalk Sellers) to consummate the transactions contemplated by the Austin Chalk Purchase Agreement conditioned upon the closing of the transactions contemplated by the Eagle Ford Contribution Agreement. The obligations of the parties to consummate the transactions contemplated by the Ironwood MIPA are conditioned upon the closing of the transactions contemplated by the Eagle Ford Contribution Agreement.

Termination Rights

Each of the Business Combination Agreements contains certain customary termination rights, including, among others, the following: (i) if the closing of the applicable transaction is not consummated by October 31, 2018 (the “End Date”), subject to certain extensions; (ii) upon the applicable parties’ mutual written consent; (iii) if the consummation of the applicable transaction is prohibited by law; (iv) breach of a representation, warranty, covenant or other agreement by a party which has not been cured by the earlier of (x) 5 business days prior to the End Date or (y) 30 days following written notice from the other party of such breach; (v) in the case of the Eagle Ford Contribution Agreement, (x) by the Company if the Austin Chalk Purchase Agreement has been terminated in accordance with its terms or (y) by the Eagle Ford Contributors if the Board has changed its recommendation for the Company’s stockholders to approve the business combination, (vi) in the case of the Austin Chalk Purchase Agreement, (x) by Pace LLC if the Eagle Ford Contribution Agreement has been terminated in accordance with its terms or (vii) in the case of the Ironwood MIPA, by any party if the Eagle Ford Contribution Agreement has been terminated in accordance with its terms.

None of the parties to the Business Combination Agreements is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the applicable Business Combination Agreement.

Indemnification

Under the Eagle Ford Contribution Agreement and the Austin Chalk Purchase Agreement, the Eagle Ford Contributors and the Austin Chalk Sellers, as applicable, will indemnify the Company for any losses relating to (i) a breach of any representation or warranty of the Eagle Ford Contributors or Austin Chalk Sellers, as applicable, other than fundamental representations and warranties and representations and warranties relating to tax matters, for a period of 12 months following Closing; (ii) breaches of fundamental representations and warranties of the Eagle Ford Contributors or Austin Chalk Sellers, as applicable, for a period of three years following Closing; (iii) breaches of representations and warranties of the Eagle Ford Contributors or Austin Chalk Sellers, as applicable, related to tax matters for a period equal to the applicable statute of limitations plus 60 days; (iv) breaches of any pre-Closing covenant of the Eagle Ford Contributors or Austin Chalk Sellers, as applicable, for a period of 12 months following Closing; (v) breaches of any post-Closing covenants of the Eagle Ford Contributors or Austin Chalk Sellers, as applicable; (vi) Specified Obligations (as defined in the Eagle Ford Contribution Agreement or Austin Chalk Purchase Agreement, as applicable) with respect to royalties for a period of two years following Closing; (vii) other Specified Obligations for a period of 12 months following Closing; and (viii) Retained Obligations (as defined in the Eagle Ford Contribution Agreement or Austin Chalk Purchase Agreement, as applicable). Additionally, the Company will indemnify the Eagle Ford Contributors or Austin Chalk Sellers, as applicable, for any losses relating to a breach of any of its representations, warranties or covenants and Assumed Obligations (as defined in the Eagle Ford Contribution Agreement or Austin Chalk Purchase Agreement, as applicable).

Under the Ironwood MIPA, the Ironwood Sellers will indemnify the Company for any losses relating to (i) a breach of any covenant or agreement of the Ironwood Sellers for a period of 12 months following Closing; (ii) a breach of any representation or warranty of the Ironwood Sellers for a period of 12 months following Closing; (iii) breaches of fundamental representations and warranties of the Ironwood Sellers for a period of three years following Closing; (iv) and Retained Taxes (as defined in the Ironwood MIPA) for which the Company is obligated to indemnify or make a contribution to Ironwood; (v) certain litigation matters described in Schedule 3.7 to the Ironwood MIPA; and (vi) any Indebtedness of Ironwood existing at any time from and after the Effective Time until the Execution Date (as such terms are defined in the Ironwood MIPA) in an amount greater than that set forth on Schedule 3.22 to the Ironwood MIPA, the amount for with the Ironwood Sellers will be responsible being equal to such excess Indebtedness multiplied by 0.35. Furthermore, for a period of 12 months following Closing, the Company will indemnify the Ironwood Sellers for any losses relating to (i) a breach of any of its representations, warranties, or covenants; and (ii) the Company’s ownership of the Units, regardless of whether such Liabilities arose prior to, on or after the Effective Time, or Ironwood’s ownership of the Midstream System, the Midstream System Interests or any other assets of the Midstream Business for Liabilities arising on or after Closing (as such terms are defined in the Ironwood MIPA).

The indemnification obligations of the Eagle Ford Contributors set forth above with respect to a breach of any non-fundamental representation or warranty are subject to a de minimis threshold of $100,000, an aggregate deductible equal to 1.5% of the consideration payable to the Eagle Ford Contributors and a cap equal to 15% of the consideration payable to the Eagle Ford Contributors. The indemnification obligations of the Austin Chalk Sellers set forth above with respect to a breach of any non-fundamental representation or warranty are subject to a de minimis threshold of $100,000, an aggregate deductible equal to 2% of the consideration payable to the Austin Chalk Sellers and a cap equal to 15% of the consideration payable to the Austin Chalk Sellers. The indemnification obligations of the Ironwood Sellers set forth above with respect to a breach of any non-fundamental representation or warranty are subject to a de minimis threshold of $100,000, an aggregate deductible equal to 2% of the consideration payable to the Ironwood Sellers and a cap equal to 15% of the consideration payable to the Ironwood Sellers.

Other Ancillary Agreements

The Business Combination Agreements contemplate the execution by the parties of various agreements at the Closing, including, among others, (i) a stockholder agreement, (ii) a registration rights agreement relating to the resale of the shares of Class A Common Stock issuable to any of the Sellers, (iii) a services agreement and (iv) a non-competition agreement.

Stockholder Agreement

Concurrently with Closing, the Company, TPG Pace Energy Sponsor, LLC, a Delaware limited liability company (“TPG Sponsor”), and the Eagle Ford Contributors will enter into a Stockholder Agreement (the “Stockholder Agreement”) which will govern certain rights and obligations following the Closing.

Under the Stockholder Agreement, the Eagle Ford Contributors will be entitled to nominate two directors for appointment to the Board of Directors of the Company (the “Board”) so long as they own 15% of the outstanding Stock, one of whom shall be independent, and one director so long as they own 2% of the outstanding Stock. TPG Sponsor will be entitled to nominate two directors for appointment to the Board so long as it owns 60% of the Stock that it owns at Closing, and one director so long as it owns 25% of the Stock that it owns at Closing. The remainder of the Board at Closing shall include Stephen Chazen, the Chief Executive Officer of the Company, and two independent directors mutually nominated by the Eagle Ford Contributors and TPG Sponsor. The Eagle Ford Contributors and TPG Sponsor will each be entitled to appoint one director to each committee of the Board (subject to applicable law and stock exchange rules). For so long as the Eagle Ford Contributors or TPG Sponsor, as applicable, have the right to nominate two directors to the Board, the Eagle Ford Contributors or TPG Sponsor, as applicable, will be subject to a customary “standstill.” The Stockholder Agreement will terminate in its entirety on December 31, 2022.

Services Agreement

Concurrently with the Closing, the Company and EnerVest Operating L.L.C. (“EVOC”) will enter into a Services Agreement (the “Services Agreement”) pursuant to which EVOC will provide the Company all day-to-day field level and back office operations and support for the operation and development of the Company’s assets, subject to certain exceptions. The Services Agreement will not be terminable by the Company for two years, subject to certain early termination rights. Following any termination of the Services Agreement, EVOC will provide transition services for a period of nine months, which may be reduced in certain instances. As consideration for the services to be provided under the Services Agreement, EVOC will be paid an annual net general and administrative fee from the Company of approximately $31 million, comprised of an approximate $24 million fixed per year fee and an approximate $7 million per year fee that is adjusted in accordance with industry standard inflationary measures. The general and administrative fee is subject to certain increases or decreases related to acquisitions and dispositions and/or failure to provide required services.

Non-Competition Agreement

Concurrently with the Closing, the Company and EnerVest Ltd. (“EV Ltd.”) will enter into a Non-Competition Agreement (the “Non-Compete) restricting EV Ltd. and certain of its affiliates from competing with the Company in the Eagle Ford Shale (the “Restricted Area”) following the Closing until the later of the four year anniversary of the Closing and the date the Services Agreement is terminated. EV Ltd. will have the right to receive up to 4,000,000 shares of Class A Common Stock based on the achievement of certain stock price thresholds. The Non-Compete also provides for (i) certain co-investment rights for EV Ltd. and certain of its affiliates with respect future acquisitions by the Company in the Restricted Area, (ii) a right of first offer in favor of the Company on certain sales by EV Ltd. and its affiliates in the Restricted Area, (iii) a tag-along right for EV Ltd. and its affiliates on certain sales by the Company in the Restricted Area and (iv) the ability of the Company to drag-along EV Ltd. and its affiliates on certain sales by the Company in the Restricted Area.

Registration Rights Agreement

Concurrently with the Closing, the Company, TPG Sponsor, the Eagle Ford Contributors and the Company’s four independent directors, Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith (collectively, the “Holders”), will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the shares of Class A Common Stock that the Holders hold as of the date of such agreement and that they may acquire thereafter, including upon conversion, exchange or redemption of any other security therefor. The Company has agreed to use its commercially reasonable efforts to obtain the effectiveness of a registration statement (i) with respect to the first demand by a Holder therefor, within six (6) months after the Closing, and (ii) with respect to subsequent demands by Holders therefor, upon, or as soon as practicable following, the filing thereof, and to keep it continuously effective until such date on which the shares covered by such registration statement are no longer registrable securities. Under the Registration Rights Agreement, Holders will also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by the Company. The Holders also have customary rights to effect certain shelf take-downs, underwritten offerings and block trades. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. No such blackout period may continue for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case during any twelve-month period.

Pursuant to the Registration Rights Agreement, certain of the Holders will agree not to sell, transfer or otherwise dispose of any securities of the Company (a) for a period of six months from the Closing and (b) for so long as the Registration Rights Agreement remains in effect with respect to such Holder, if such sale, transfer or distribution would constitute or result in a “change of control” under any of the Company’s debt facilities in place as of the Closing.

Subscription Agreements

In connection with its entry into the Business Combination Agreement, the Company entered into Subscription Agreements (the “Subscription Agreements”), each dated as of March 20, 2018, with certain qualified institutional buyers and accredited investors, including certain funds and accounts managed by Fidelity Management & Research Company, Davis Selected Advisers, L.P. and certain funds managed by Capital Research and Management Company, TPG Holdings III, L.P., an affiliate of TPG Sponsor (“TPG Holdings”), and Stephen Chazen, the Company’s President, Chief Executive Officer and Chairman (collectively, the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell in a private placement an aggregate of 35,500,000 shares of Class A Common Stock to the Investors for aggregate consideration of approximately $355,000,000 (the “Private Placement”). The proceeds from the Private Placement will be used to fund a portion of the cash consideration required to effect the business combination. The Private Placement is conditioned upon the satisfaction or waiver of all conditions precedent to the closing of the transactions contemplated by the Eagle Ford Contribution Agreement and other customary conditions, and is expected to close concurrently with, the business combination.

Pursuant to the Subscription Agreements, the Investors will be entitled to certain registration rights, subject to customary black-out periods and other limitations as set forth therein. In addition, the Investors, other than TPG Holdings and Mr. Chazen, will be entitled to liquidated damages payable by the Company in certain circumstances, including in the event that (a) a registration statement for the shares of Class A Common Stock issued in the Private Placement has not been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) within 90 days following the closing of the transactions contemplated by the Eagle Ford Contribution Agreement or 10 days following the date the SEC notifies the Company that the registration statement will not be reviewed or will not be subject to further review, whichever date is earlier, (b) following the effectiveness of the registration statement, the registration statement ceases to be effective or the Investors are not permitted to utilize the registration statement to resell their acquired shares of Class A Common Stock, subject to a special grace period for post-effective amendments or (c) after six months following the closing of the transactions contemplated by the Eagle Ford Contribution Agreement, the Investor Members who are not affiliates of the Company are unable to sell their acquired shares of Class A Common Stock without restriction under Rule 144 of the Securities Act as a result of the Company failing to file with the SEC required reports under Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (each such event referred to in clauses (a) through (c), a “Registration Default”). The Subscription Agreements provide that liquidated damages will be payable monthly by the Company during the time of a Registration Default in the amount of 0.5% of the purchase price paid by the applicable Investor for its acquired shares of Class A Common Stock, subject to a cap of 5.0%.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report under “Business Combination Agreements” is incorporated by reference herein. Pursuant to the Business Combination Agreements (including the Eagle Ford Earnout) and the Non-Compete, the Company is required, subject to the conditions set forth therein, to issue certain shares of Stock to the applicable parties. The Stock to be issued will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The disclosure set forth above in Item 1.01 of this Current Report under “Subscription Agreements” is incorporated by reference herein. The shares of the Class A Common Stock to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

On March 20, 2018, the Company and the Sellers announced that they had entered into the Business Combination Agreements. A copy of the joint press release is furnished as Exhibit 99.1 hereto.

On March 20, 2018, the Company provided information regarding the proposed business combination in an investor presentation, a copy of which is furnished as Exhibit 99.2 hereto.

The information furnished in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events

Commitment Papers

On March 20, 2018, TPG Pace Energy Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Opco”), entered into a commitment letter (the “Debt Commitment Letter”) with the lenders party thereto (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to make available to Opco in accordance with the terms of the Debt Commitment Letter, on the date of Closing, a senior secured reserve-based revolving credit facility in the aggregate principal amount of $1,000 million (the “RBL Facility”) and a senior unsecured increasing rate bridge loan facility in an aggregate principal amount of up to $500 million (less any proceeds received from the issuance of senior unsecured notes on or prior to the Closing Date) (the “Senior Bridge Facility”). The RBL Facility is expected to have availability of $385 million on the date of Closing and an initial borrowing base of $550 million. The proceeds of the borrowings under the RBL Facility and the Senior Bridge Facility and/or from the issuance of senior notes and/or securities (if applicable) will be used, together with the proceeds of the Private Placement and the cash in the trust account, to finance the cash portion of the consideration and the costs and the expenses of the business combination.

Waiver Agreement

In connection with the business combination, on March 20, 2018, the Company entered into the Waiver Agreement (the “Waiver Agreement”) with TPG Sponsor and certain other holders of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”), pursuant to which TPG Sponsor and such other holders agreed to waive their rights to receive additional shares of Class A Common Stock upon conversion of the shares of Class F Common Stock in connection with the business combination pursuant to certain adjustments provided for in the Company’s Amended and Restated Certificate of Incorporation.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Form of Subscription Agreement, dated as of March 20, 2018, by and between TPG Pace Energy Holdings Corp. and the subscriber named therein.

99.1	Press Release dated March 20, 2018.

99.2	Investor Presentation dated March 20, 2018.

Legend Information

Forward-Looking Statements

The information in this Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this Current Report, regarding the proposed business combination, the Company’s ability to consummate the business combination, the benefits of the transaction and the Company’s future financial performance following the business combination, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this Current Report, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, fathering and sale of oil, natural gas and natural gas liquids. In addition, the Company cautions you that the forward-looking statements contained in this Current Report are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreements; (ii) the outcome of any legal proceedings that may be instituted against the Company following announcement of the business combination; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Business Combination Agreements; (iv) the risk that the proposed business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (v) the Company’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this Current report, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in its periodic filings the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Company’s SEC Filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information For Investors and Stockholders

In connection with the proposed business combination, the Company intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the proposed business combination and related matters. The Company stockholders and other interested persons are advised to read, when available, the proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve the business combination because the proxy statement will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to the Company stockholders as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement by directing a request to: TPG Pace Energy Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: media@mgyoil.com, Attn: Mike Gehrig.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed business combination. The Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Registration Statement on Form S-1 initially filed with the SEC on April 17, 2017. Additional information will be available in the definitive proxy statement when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Pace Energy Holdings Corp.

Date: March 20, 2018	By:	/s/ Stephen Chazen
	Name:	Stephen Chazen
	Title:	President and Chief Executive Officer